UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

Maison Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, CA 91754	91754
(Address of principal executive offices)	(Zip Code)

(626) 737-5888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	MSS	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2025, our subsidiaries Lee Lee Oriental Supermart, LLC (“Lee Lee”) and AZLL LLC (“AZLL”) closed a Business Loan Agreement (the “Agreement”) with Royal Business Bank (“RBB”) which provided secured financing in the principal amount of $5,250,000. The loan from RBB is further documented by a Promissory Note (the “Note”). The Note bears interest at a rate of 7.5% per year and requires monthly payments of principal and interest in the amount of $91,039.77, with a final ballon payment in the amount of $1,139,916.57 due at maturity on September 5, 2030. The Note is secured by a substantially all assets of Lee Lee under the terms of a Commercial Security Agreement (the “Security Agreement”) and is personally guaranteed by our CEO, John Xu, and his spouse, Grace Xu. In addition, Mr. Xu has pledged certain real property as collateral security for his guaranty of the loan.

AZLL, our wholly owned subsidiary, owns 100% of the equity interests in Lee Lee, which owns and operates a three-store supermarket chain operating under the name Lee Lee International Supermarkets in the greater Phoenix and Tucson, Arizona metro areas. AZLL acquired 100% of the equity interests in Lee Lee on April 8, 2024 for an aggregate purchase price of approximately $22.2 million, consisting of $7.0 million in cash paid at closing and a Secured Note with an original principal amount of approximately $15.2 million pursuant to a Senior Secured Note Agreement. The Senior Secured Note Agreement was amended on October 21, 2024 and further modified on March 12, 2025. The proceeds of loan from RBB were used to retire the remaining secured debt owing under the original Senior Secured Note Agreement.

The Agreement, the Note, and Security Agreement, which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference, should be reviewed for additional information.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Business Loan Agreement
10.2	Promissory Note
10.3	Commercial Security Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maison Solutions Inc.

Date: September 10, 2025	By:	/s/ John Xu
	Name:	John Xu
	Title:	Chief Executive Officer

2